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                                                                      Exhibit 23



REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES



To the Board of Directors of Culbro Corporation


    Our audits of the consolidated financial statements referred to in our report dated January 28, 1997, appearing in the 1996 Annual Report to Shareholders of Culbro Corporation (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10K) also included an audit of the Financial Statement Schedules listed in Item 14(a) of this Form 10-K. In our opinion, these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ Price Waterhouse

PRICE WATERHOUSE LLP

New York, New York
January 28, 1997








                          CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2 - 94202) of Culbro Corporation of our report dated January 28, 1997 appearing in the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears above.



/s/ Price Waterhouse

PRICE WATERHOUSE LLP

New York, New York
March 12,  1997